Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-38431, No. 33-41152, No. 33-44934, No. 33-
52147, No. 33-64897 and No. 333-30395 on Form S-8 and
Registration Statement No. 33-51363, No. 333-32821 and No. 333-62697 on Form S-3 of MidAmerican Energy Holdings Company (the successor to CalEnergy Company, Inc.) of our reports dated January 28, 1999 (March 12, 1999 as to Note 3 and Note
21), appearing in and incorporated by reference in the Annual Report on Form 10-K of MidAmerican Energy Holdings Company for the year ended December 31, 1998.



DELOITTE & TOUCHE L.L.P.

Omaha, Nebraska
March 30, 1999